EXHIBIT A
Joint Filing Agreement
     In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, the undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to its statement on Schedule 13G shall be filed on behalf of each of the undersigned, without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that it knows or has reason to believe that such information is accurate. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.
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Signature Page
IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the 6th day of February 2007.

STANDARD CHARTERED PRIVATE EQUITY LIMITED.

By:	/s/ Andrew Dawson

Name:	Andrew Dawson

Title:	Director

STANDARD CHARTERED ASIA LIMITED

By:	/s/ Julian Foon Loong Choon

Name:	Julian Foon Loong Choon

Title:	Director

STANDARD CHARTERED MB HOLDINGS B.V.

By:	/s/ Cynthia Mcgibbon

Name:	Cynthia Mcgibbon

Title:	Director

STANDARD CHARTERED HOLDINGS (INTERNATIONAL) B.V.

By:	/s/ Cynthia Mcgibbon

Name:	Cynthia Mcgibbon

Title:	Director

SCMB OVERSEAS LIMITED

By:	/s/ Julie Bamford

Name:	Julie Bamford

Title:	Director

STANDARD CHARTERED BANK

By:	/s/ Julie Bamford

Name:	Julie Bamford

Title:	Company Secretary

STANDARD CHARTERED HOLDINGS LIMITED

By:	/s/ Julie Bamford

Name:	Julie Bamford

Title:	Company Secretary

STANDARD CHARTERED PLC.

By:	/s/ Julie Bamford

Name:	Julie Bamford

Title:	Deputy Group Secretary